UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2006

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01. Other Events.
In our Quarterly Report on Form 10-Q filed on August 11, 2006, we reported an agreement in principle for the settlement of outstanding claims in the matter entitled William Childers v. Sandra N. Bane, et al., Case No. BC337945. The Court has scheduled a hearing for December 4, 2006 to: (a) determine the fairness, reasonableness, and adequacy of the terms and conditions of the proposed settlement; (b) determine whether the Court should finally approve the settlement and enter a final judgment and order of dismissal thereon; and (c) rule upon the agreed-to fee award for plaintiff’s counsel. We intend to mail, to our stockholders of record as of August 30, 2006, the Notice of Settlement attached as Exhibit 99.1 hereto, which describes in further detail the proposed settlement and the hearing. We expect this mailing will commence on October 2, 2006.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Notice of Settlement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: October 2, 2006

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer